Exhibit 4.5

FIRST SUPPLEMENTAL INDENTURE

dated as of April 15, 2016

by and among

Jarden Corporation,

The Guarantors,

NCPF Acquisition Corp. II,

as Successor Company

and

Wells Fargo Bank, National Association,

as Trustee

1 7⁄8% Senior Subordinated Convertible Notes due 2018

1 1⁄2% Senior Subordinated Convertible Notes due 2019

1 1⁄8% Senior Subordinated Convertible Notes due 2034

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of April 15, 2016, between Jarden Corporation, a Delaware corporation (the “Company”), the Guarantors (as defined below), NCPF Acquisition Corp. II, a Delaware corporation, as successor company (the “Successor Company”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), supplements and amends each of the Indentures (as defined herein).

RECITALS

WHEREAS, the Company, the subsidiary parties thereto and the Trustee heretofore entered into that certain Indenture, dated as of September 18, 2012 (the “2018 Indenture”), by and among the Company, the subsidiary Guarantors, as defined therein (the “2018 Notes Guarantors”), and the Trustee, pursuant to which the Company’s 1 7/8% Senior Subordinated Convertible Notes due 2018 (the “2018 Notes”) were issued,

WHEREAS, the Company, the subsidiary parties thereto and the Trustee heretofore entered into that certain Indenture, dated as of June 12, 2013 (the “2019 Indenture”), by and among the Company, the subsidiary Guarantors, as defined therein (the “2019 Notes Guarantors”), and the Trustee, pursuant to which the Company’s 1 1/2% Senior Subordinated Convertible Notes due 2019 (the “2019 Notes”) were issued,

WHEREAS, the Company, the subsidiary parties thereto and the Trustee heretofore entered into that certain Indenture, dated as of March 17, 2014 (the “2034 Indenture” and, together with the 2018 Indenture and the 2019 Indenture, the “Indentures”), by and among the Company, the subsidiary Guarantors, as defined therein (the “2034 Notes Guarantors” and, together with the 2018 Notes Guarantors and the 2019 Notes Guarantors, the “Guarantors”), and the Trustee, pursuant to which the Company’s 1 1/8% Senior Subordinated Convertible Notes due 2034 (the “2034 Notes” and, together with the 2018 Notes and the 2019 Notes, the “Notes”) were issued,

WHEREAS, Section 9.01(j) of each of the Indentures provides that the Company and the Trustee may modify or amend the respective Indentures without the consent of the Holders to remove a Guarantor which, in accordance with the terms of the respective Indentures, ceases to be liable in respect of its Gurantee;

WHEREAS, on the date hereof, the Company will merge with and into Successor Company, with Successor Company continuing as the surviving corporation (the “Merger”);

WHEREAS, upon the consummation of the Merger the Guarantor shall have been released from their respective guarantees, pledges and security granted by such Guarantors in connection with the Company’s Credit Facility and are no longer guarantors under such Credit Facility;

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WHEREAS, pursuant to Section 12.06 of the 2018 Indenture and the 2019 Indenture and Section 13.06 of the 2034 Indenture, the Company has requested the Trustee to execute this Supplemental Indenture to evidence the release of the Guarantors from their obligations under their respective Guarantees with respect to all of the Notes and each of the Indentures;

WHEREAS, immediately after giving effect to the Merger, no Default or Event of Default has occurred or is continuing and Successor Company desires to assume all of the Company’s obligations under the Notes and each of the Indentures;

WHEREAS, Section 9.01(c) of each of the Indentures provides that the Company and the Trustee may modify or amend such Indentures without the consent of the Holders to provide for the assumption of the Company’s obligations to the Holders in the event of a merger or consolidation, or sale, conveyance, transfer or lease of all or substantially all of the Company’s assets;

WHEREAS, pursuant to Section 9.01 of each of the Indentures, the Company has requested the Trustee to execute this Supplemental Indenture to evidence the assumption by the Successor Company of all of the Company’s obligations under the Notes and each of the Indentures and the release and discharege of the Company from its obligations under the Notes and each of the Indentures;

WHEREAS, the Company has delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that all conditions precedent under each of the Indentures relating to the execution of this Supplemental Indenture have been complied with and the execution and delivery of this Supplemental Indenture is permitted by each of the Indentures; and

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture a legal, valid and binding agreement of the Company and the Successor Company have been done.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indentures.

Section 2. The Trustee, pursuant to the provisions of Section 12.06 of each of the Indentures, hereby acknowledges, as evidenced by this Supplemental Indenture, that each of the Guarantors has been released from its obligations under its respective Guarantee with respect to all of the Notes and each of the Indentures.

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Section 3. In accordance with Section 5.01(a) of each of the Indentures, the Successor Company hereby assumes, by this Supplemental Indenture, all of the Company’s obligations under the Notes and each of the Indentures.

Section 4. Pursuant to Section 5.03 of each of the Indentures, the Successor Company succeeds to, and is substituted for, and may exercise every right and power of, the Company, and the Company is hereby released and discharged from its obligations under the Notes and each of the respective Indentures.

Section 5. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 6. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 7. This Supplemental Indenture is an amendment supplemental to each of the Indentures, and (i) the 2018 Indenture and this Supplemental Indenture will henceforth be read together, (ii) the 2019 Indenture and this Supplemental Indenture will henceforth be read together, and (iii) the 2034 Indenture and this Supplemental Indenture will henceforth be read together.

Section 8. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

Section 9. The provisions of this Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the provisions of this Supplemental Indenture shall become operative only upon the closing of the Merger, with the result that the amendments to the Indenture effected by this Supplemental Indenture shall be deemed to be revoked retroactive to the date hereof if such closing shall not occur. The Company shall notify the Trustee promptly after the occurrence of such closing or promptly after the Company shall determine that such closing will not occur.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Jarden Corporation

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Executive Vice President – Administration, General Counsel and Secretary

[Signature Page to First Supplemental Indenture]

ALLTRISTA PLASTICS LLC

AMERICAN HOUSEHOLD, INC.

AUSTRALIAN COLEMAN, INC.

BICYCLE HOLDING, INC.

BRK BRANDS, INC.

CC OUTLET, INC.

COLEMAN INTERNATIONAL HOLDINGS, LLC

COLEMAN WORLDWIDE CORPORATION

ENVIROCOOLER, LLC

FIRST ALERT, INC.

HEARTHMARK, LLC

HOLMES MOTOR CORPORATION

JARDEN ACQUISITION I, LLC

JARDEN ZINC PRODUCTS, LLC

JOSTENS, INC.

JT SPORTS LLC

K-2 CORPORATION

KANSAS ACQUISITION CORP.

L.A. SERVICES, INC.

LASER ACQUISITION CORP.

LEHIGH CONSUMER PRODUCTS LLC

LIFOAM HOLDINGS, LLC

LIFOAM INDUSTRIES, LLC

LIFOAM PACKAGING SOLUTIONS, LLC

LOEW-CORNELL, LLC

MARKER VOLKL USA, INC.

MARMOT MOUNTAIN, LLC

MIKEN SPORTS, LLC

NIPPON COLEMAN, INC.

OUTDOOR SPORTS GEAR, INC.

OUTDOOR TECHNOLOGIES CORPORATION

PENN FISHING TACKLE MFG. CO.

PURE FISHING, INC.

QMC BUYER CORP.

QUICKIE HOLDINGS, INC.

QUICKIE MANUFACTURING CORPORATION

QUOIN, LLC

RAWLINGS SPORTING GOODS COMPANY, INC.

REXAIR HOLDINGS, INC.

REXAIR LLC

SEA STRIKER, LLC

SHAKESPEARE COMPANY, LLC

SHAKESPEARE CONDUCTIVE FIBERS, LLC

SI II, INC.

SITCA CORPORATION

SUNBEAM AMERICAS HOLDINGS, LLC

SUNBEAM PRODUCTS, INC.

[Signature Page to First Supplemental Indenture]

THE COLEMAN COMPANY, INC.

THE UNITED STATES PLAYING CARD COMPANY

THE YANKEE CANDLE COMPANY, INC.

USPC HOLDING, INC.

VISANT CORPORATION

VISANT HOLDING CORP.

VISANT SECONDARY HOLDINGS CORP.

WADDINGTON GROUP, INC.

WNA HOLDINGS, INC.

WADDINGTON NORTH AMERICA, INC.

YANKEE CANDLE INVESTMENTS LLC

each, as a Guarantor

By:	/s/ John E. Capps

Name:	John E. Capps

Title:	Vice President

[Signature Page to First Supplemental Indenture]

NCPF Acquisition Corp. II, as Successor Company

By:	/s/ Bradford R. Turner
Name:	Bradford R. Turner
Title:	President

[Signature Page to First Supplemental Indenture]

Wells Fargo Bank, National Association as Trustee

By:	/s/ Martin Reed
Name:	Martin Reed
Title:	Vice President

[Signature Page to First Supplemental Indenture]